UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported):  August 20, 2009

CNS RESPONSE, INC.
(Exact name of Company as specified in its charter)

Delaware	0-26285	87-0419387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2755 Bristol Street, Suite 285
Costa Mesa, CA 92626
(Address of principal executive offices)

(714) 545-3288
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

On August 20, 2009, CNS Response, Inc. (the “Company”)  issued a press release updating its stockholders concerning certain actions taken and SEC filings made by Leonard Brandt, a stockholder, current director and former Chief Executive Officer of the Company.  On August 21, 2009, the Company issued an updated version of the press release to make certain changes to the original release, which had been published before being finalized.

The press releases are included as Exhibits 99.1 and 99.2 to this Form 8-K and are incorporated herein by reference.

Additional Information and Where to Find It

The Company intends to file a proxy statement with the Securities and Exchange Commission (“SEC”) in connection with its Annual Meeting. CNS SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Securityholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s website at www.sec.gov or from the Company at 2755 Bristol Street, Suite 285, Costa Mesa, CA 92626.

Participants in Solicitation

CNS and its directors (other than Leonard J. Brandt) and executive officer (George Carpenter, who also serves as a director) may be deemed to be participants in the solicitation of proxies or consents in respect of the matters to be considered at the Company’s 2009 Annual Meeting of Stockholders the purported special meeting called by Leonard Brandt or any consent solicitation undertaken by Brandt. Securityholders may obtain information regarding the names, affiliations and interests of such individuals in CNS’s Form 10-K and Form 10-K/A filings with the SEC on January 13, 2009 and January 28, 2009, respectively. To the extent holdings of CNS securities of the participants have changed since the amounts reflected in those filings, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 or Form 5 filed by those persons with the SEC. Additional information regarding the interests of these persons in these matters will be included in the Company’s definitive proxy statement.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

99.1	Press Release dated August 20, 2009.
99.2	Press Release dated August 21, 2009.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ George Carpenter
August 21, 2009		George Carpenter
Chief Executive Officer

Exhibit Index

99.1	Press Release dated August 20, 2009.
99.2	Press Release dated August 21, 2009.